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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
HAWKINS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAWKINS, INC.
3100 East Hennepin Avenue
Minneapolis, Minnesota 55413

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held
August 17, 2004

To our Shareholders:

        The Annual Meeting of Shareholders of Hawkins, Inc. (the "Company") will be held at the Four Points Sheraton Hotel, 1330 Industrial Boulevard, Minneapolis, Minnesota, on Tuesday, August 17, 2004, at 3:00 p.m., Central Daylight Time, for the following purposes:

  1.
  To elect eight directors;

  2.
  To consider and vote upon the Hawkins, Inc. 2004 Omnibus Stock Plan; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on July 20, 2004 as the record date for determining the shareholders entitled to vote at the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote. The Company's transfer books will not be closed.

Dated: July 23, 2004.	BY ORDER OF THE BOARD OF DIRECTORS

MARVIN E. DEE, Secretary

IMPORTANT:    To assure the necessary representation at the Annual Meeting, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY TO SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the Annual Meeting and revoke the proxy.

PROXY STATEMENT

HAWKINS, INC.
3100 East Hennepin Avenue
Minneapolis, Minnesota 55413

July 23, 2004

        The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hawkins, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held on Tuesday, August 17, 2004 at the Four Points Sheraton Hotel, 1330 Industrial Boulevard, Minneapolis, Minnesota, at 3:00 p.m., Central Daylight Time, and at any adjournments of such meeting. Distribution of this proxy statement and proxy to shareholders began on or about July 23, 2004.

SOLICITATION

        The cost of soliciting proxies and of the notices of the meeting, including the preparation, assembly and mailing of proxies and this Proxy Statement, will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, mail or electronic mail by directors, officers and regular employees of the Company. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions. The Company will reimburse such organizations for their expenses.

REVOCATION AND VOTING OF PROXY

        Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions in such proxy, unless the proxy is properly revoked prior to the meeting. Any shareholder giving a proxy may revoke it prior to its exercise at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company's offices, (2) signing and forwarding to the Company at its offices a later dated proxy, or (3) attending the Annual Meeting and casting his or her votes personally.

        Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the nominees for director as set forth in this Proxy Statement and FOR the approval of the Hawkins, Inc. 2004 Omnibus Stock Plan. The Company's management is not aware of any other business that will, or is likely to, come before the meeting. If any other business does properly come before the meeting, the persons named in the accompanying proxy will vote in accordance with their judgment as to what is in the Company's best interests.

        A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but will not be treated as votes in favor of the proposals. Accordingly, a withholding or an abstention will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders.

OUTSTANDING SHARES AND VOTING RIGHTS

        At the close of business on July 20, 2004, the record date, there were 10,216,688 shares of the Company's common stock, par value $.05 per share, outstanding. The common stock is the only outstanding class of capital stock of the Company. Holders of common stock are entitled to one vote for each share held on the record date with respect to all matters that may be brought before the meeting. There is no cumulative voting for directors.

ELECTION OF DIRECTORS

(PROPOSAL 1)

        At the Annual Meeting, eight persons are to be elected to the Company's Board of Directors, each to hold office for the ensuing year or until his successor is duly elected and qualified. The Company's By-laws provide for a Board of Directors of not fewer than three nor more than eleven directors. The Company's By-laws provide that the nominees must be elected by the affirmative vote of the holders of a majority of the voting power of the shares represented at the meeting (whether in person or by proxy). Abstentions have the effect of a vote against the nominees. Proxies will be voted for the election of all nominees unless you direct otherwise. Should any nominee decline or be unable to accept such nomination or to serve as a director (an event which the Company's management does not now expect to occur), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under them.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

Information About Nominees

        All nominees have served as directors of the Company continuously since the year indicated below. The following information, as of May 31, 2004, including the principal occupation or employment of each nominee, has been furnished to the Company by the respective nominees. All positions are with the Company unless otherwise noted.

Nominee	Principal Occupation or Employment	Age	Director Since
John R. Hawkins	Chairman of the Board and Chief Executive Officer since February 2000; President from December 1998 to February 2000; Executive Vice President from 1997 to December 1998; Vice President of Sales from 1987 to 1997; Secretary from 1991 to 1999.	52	1989
Dean L. Hahn	Retired; Chairman of the Board and Chief Executive Officer from 1996 to 2000; President from 1983 to 1996.	70	1974
Donald L. Shipp	Retired; Vice Chairman from December 1998 to September 2000; President from 1996 to December 1998; Executive Vice President from 1983 to 1996; President of Feed-Rite Controls, Inc. (then a subsidiary of the Company) from 1967 to 1996.	69	1977
Howard M. Hawkins	Retired; Treasurer from 1973 to 1999; Vice President from 1996 to 1999.	60	1976
John S. McKeon	President and Chief Operating Officer of ConAgra Foods, Inc. Venture Development Group since November 2003; President and Chief Operating Officer of ConAgra Foods Snack Group (formerly Golden Valley Microwave Foods, Inc.) from August 1993 to November 2003; President of McKeon Associates, Inc. (corporate finance consulting) from 1991 to 1993; Vice President of Northstar Industries, Inc. from 1976 to 1990.	59	1984

Duane M. Jergenson	Retired; Vice President of Operations, Taylor Corporation from 1985 to 1999; various positions with Taylor Corporation from 1966 to 1985.	57	1996
G. Robert Gey	President of Fuller Brands since 2003 and President of The Fuller Brush Company since 2002; President of Pentair Service Equipment Business from 1996 to 2001; Vice President of Pentair Corporate Development from 1995 to 1996; President of Niagara Paper Corp. from 1992 to 1995; various positions with Pentair, Inc. from 1983 to 1992.	59	1999
Daryl I. Skaar	Retired; Vice President and Chief Procurement Officer of Lucent Technologies from 1997 to 2000; various positions at 3M from 1965 to 1997, most recently as Vice President of Purchasing and Packaging Engineering.	62	2001

        Howard M. Hawkins and John R. Hawkins are brothers. There are no other family relationships between any executive officers or directors of the Company.

Director Independence

        The Board of Directors has determined that all of the directors of the Company, except Howard M. Hawkins and John R. Hawkins, are "independent" as that term is defined under the applicable independence listing standards of the NASDAQ Stock Market. Accordingly, the Company's Board of Directors is predominantly independent.

Meetings of the Board of Directors

        The Board of Directors held five meetings in fiscal 2004. All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. All directors attended the Company's annual meeting of shareholders in 2003. The Board of Directors encourages, but does not require, director attendance at annual meetings of shareholders.

Audit Committee

        The Audit Committee, which consists of John S. McKeon (Chair), Duane M. Jergenson, G. Robert Gey and Daryl I. Skaar, is responsible for, among other things, selecting and appointing the Company's independent auditors, meeting with the independent auditors and financial management to review the scope of the audit and the audit procedures, reviewing annually the responsibilities of the Audit Committee and recommending to the Board of Directors any changes to these responsibilities, and establishing and reviewing internal controls. The Audit Committee held six meetings during fiscal 2004.

        All members of the Audit Committee are "independent" as that term is defined in the applicable standards of the NASDAQ Stock Market, Section 301 of the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission (the "SEC") pursuant to the Sarbanes-Oxley Act. The Board of Directors has determined that John S. McKeon, Duane M. Jergenson, G. Robert Gey and Daryl I. Skaar are "audit committee financial experts," as the term is defined under Section 407 of the Sarbanes-Oxley Act and the rules promulgated by the SEC in furtherance of Section 407.

        The responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee has reviewed and assessed the adequacy of its charter and concluded that the charter satisfactorily states the responsibilities of the Audit Committee. A revised Audit Committee Charter was adopted by the Board of Directors on February 20, 2004. The charter is set forth in Appendix A to this Proxy Statement.

Compensation Committee

        The Compensation Committee, which consists of Duane M. Jergenson (Chair), John S. McKeon, G. Robert Gey and Daryl I. Skaar, is responsible for establishing compensation policies for the Company and for reviewing and setting compensation for senior executives of the Company. The Compensation Committee held four meetings during fiscal 2004.

Nominating Process

        The Board of Directors does not have a separately constituted nominating committee and has no written charter related to the nomination process. Given the small size of the Company and its Board, and the small number of new directors elected each year, the Board does not believe that creating a separate nominating committee would result in any greater efficiency in the nominating process or quality of nominees. All members of the Board of Directors participate in the consideration of director nominees, and the approval of a majority of the independent directors is required to nominate a director candidate. The Board of Directors does not have a formal policy regarding the consideration of any director candidates recommended by shareholders. However, the Board of Directors would consider for possible nomination qualified nominees recommended by shareholders in compliance with the Company's By-laws. To make a director nomination, a shareholder should send the director candidate's name, credentials and contact information, a signed statement consenting to his or her nomination and agreeing, if elected, to serve as a director, and a completed director nominee questionnaire (available from the Secretary of the Company upon request) to the Secretary of the Company no later than 60 days after the end of the Company's fiscal year. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares of the Company owned and for how long). The Board of Directors will evaluate candidates (nominated by shareholders or otherwise) based on financial literacy, knowledge of the Company's industry or other background relevant to the Company's needs, status as a stakeholder in the Company, "independence" for purposes of compliance with SEC rules and NASDAQ Stock Market listing standards, and willingness, ability and availability for service.

Communications with Directors

        You can contact the full Board of Directors, the independent directors as a group or any of the individual directors by writing to the Company's Secretary at 3100 East Hennepin Avenue, Minneapolis, Minnesota 55413. All communications will be compiled by the Secretary and submitted to the addressees on a periodic basis.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended March 28, 2004 with both the Company's management and its independent auditors, Deloitte & Touche LLP ("Deloitte"); (ii) discussed with Deloitte the matters required to be discussed by Statement of Auditing Standards No. 61 regarding communications with audit committees; (iii) received from Deloitte the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with Deloitte its independence; and (iv) considered whether the level of non-audit services provided by Deloitte is compatible with maintaining the independence of Deloitte.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 28, 2004 for filing with the SEC.

John S. McKeon (Chair)        Duane M. Jergenson        G. Robert Gey        Daryl I. Skaar
Audit Committee of the Board of Directors

INDEPENDENT AUDITORS' FEES

        The following table shows the aggregate fees billed to the Company by Deloitte for services rendered during the fiscal years ended March 28, 2004 and March 30, 2003. The Audit Committee pre-approved 100% of the services described below.

Description of Fees	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$110,000	$103,000
Audit-Related Fees(2)	15,000	20,000
Tax Fees(3)	7,000	5,000
All Other Fees(4)	568,000	—

Total	$700,000	$128,000

(1)
Includes fees for fiscal year audit and reviews of quarterly financial statements.

(2)
Includes fees for audits in connection with the Company's benefit plans.

(3)
Includes fees for state and federal tax planning and state sales tax matters.

(4)
Includes fees for consulting services related to the selection and design of an Enterprise Resource Planning system of $386,000, consulting services related to Sarbanes-Oxley Act compliance of $152,000 and other consulting services of $30,000.

        The Audit Committee's current practice on pre-approval of services performed by the independent auditors is to approve annually all audit services and, on a case-by-case basis, recurring permissible non-audit services to be provided by the independent auditors during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditors' independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis.

COMPENSATION COMMITTEE REPORT ON ANNUAL COMPENSATION

        The annual compensation programs of the Company are designed to create incentives and reward performance. The Company's annual compensation mix generally has lower base salaries than comparable companies, coupled with an incentive system that rewards good performance and the achievement of Company objectives.

Executive Salaries

        Salary increases for the Company's executive officers are based on inflation, performance and increase in corporate profits. Fiscal 2004 increases were primarily attributable to a Company-wide salary reallocation that included the executive officers. The Board and the Company's management determined that a salary reallocation was necessary in order to create a more appropriate base pay and bonus structure.

Executive Bonus Plan

        The bonus plan for executive officers uses the following factors: corporate performance, business unit performance and personal performance. The corporate performance ratings are based on the Company's performance against various financial metrics as compared to the prior fiscal year. Business unit performance ratings are based primarily on business unit profitability. Personal performance ratings generally reflect qualitative factors such as quality of the strategic plan, organizational and management development progress and industry considerations, public affairs, and civic involvement.

        Bonuses for Company-wide executive officers are weighted as follows: 50% based upon corporate performance and 50% based upon personal performance. Bonuses for executive officers who manage business units are generally weighted as follows: 40% based upon business unit performance, 20% based upon corporate performance and 40% based upon personal performance.

Chief Executive Officer Compensation

        The compensation of John R. Hawkins, Chief Executive Officer, is determined in the same manner as set forth above for all other executive officers. During fiscal 2004, Mr. Hawkins' base salary was increased by 25.9% over fiscal 2003 to $209,800 primarily due to a salary reallocation and in recognition of his individual performance. The Board and the Company's management determined that a salary reallocation was necessary in order to create a more appropriate base pay and bonus structure. For fiscal 2004, Mr. Hawkins received a cash bonus pursuant to the Company's executive bonus plan described above in the amount of $105,000, which is equal to 50% of his base salary as of the end of the fiscal year. All of Mr. Hawkins' bonus for fiscal 2004 was earned during the first half of the year as a result of corporate and individual performance. Mr. Hawkins did not earn additional bonus compensation for the second half of fiscal 2004 as a result of the Company's financial performance during that period.

        Duane M. Jergenson (Chair)        John S. McKeon        G. Robert Gey        Daryl I. Skaar

Compensation Committee of the Board of Directors

COMPARATIVE STOCK PERFORMANCE GRAPH

        The following is a graph comparing the cumulative total shareholder return on the Company's common stock with the cumulative total returns of the NASDAQ Composite Index and the NASDAQ Industrial Index for the Company's fiscal years ended October 3, 1999, October 1, 2000 and September 30, 2001, the six-month transitional period ended March 31, 2002 and the fiscal years ended March 30, 2003 and March 28, 2004. The Company changed its fiscal year end from the Sunday closest to September 30 to the Sunday closest to March 31, beginning after a six-month transitional period ended on March 31, 2002. The graph assumes the investment of $100 in the Company's common stock, the NASDAQ Composite Index and the NASDAQ Industrial Index on October 4, 1999, and reinvestment of all dividends.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth the compensation of the Chief Executive Officer and the four other highest paid executive officers (collectively, the "Named Executive Officers"):

Summary Compensation Table

Annual Compensation
Name and Principal Position	Fiscal Year*	Salary ($)	Bonus ($)	Other Compensation ($)(a)	All Other Compensation ($)(b)(c)
John R. Hawkins Chairman of the Board and Chief Executive Officer	2004 2003 2002 2001	209,800 166,650 82,500 163,776	105,000 173,000 85,000 156,000	4,500 4,500 2,250 4,500	40,000 40,000 17,000 35,000
Marvin E. Dee Vice President, Chief Financial Officer, Secretary and Treasurer	2004 2003 2002 2001	160,855 142,410 70,500 140,000	71,400 92,000 40,000 72,000	3,150 3,150 1,575 1,050	40,000 40,000 17,000 35,000
Keenan A. Paulson Vice President—Water Treatment Group	2004 2003 2002 2001	140,530 120,695 59,750 118,750	69,700 81,000 40,000 68,000	4,500 4,500 2,250 4,500	40,000 40,000 17,000 35,000
John R. Sevenich Vice President—Manufacturing and Specialty	2004 2003 2002 2001	137,060 117,665 58,250 115,750	59,000 83,000 40,000 74,000	4,500 4,500 2,250 4,500	40,000 40,000 17,000 35,000
Daniel E. Soderlund Vice President—Pharmaceuticals	2004 2003 2002 2001	133,670 117,665 58,250 115,750	45,000 75,000 40,000 69,000	4,500 4,500 2,250 4,500	40,000 38,533 17,000 35,000

*
The Company changed its fiscal year from the Sunday closest to September 30 to the Sunday closest to March 31, beginning after a six-month transitional period ended March 31, 2002. Fiscal year 2002 compensation reflects the six-month period ended March 31, 2002.

(a)   Employee Stock Purchase Plan

        All employees of the Company age 18 and over who have been employed by the Company for 90 days are eligible to participate in the Company's Employee Stock Purchase Plan. Under the Plan, each participant authorizes the Company to deduct a specified amount, not to exceed $500, from the participant's paycheck each month, to which the Company generally adds a bonus of 75% of such amount, to be used by a depository agent to purchase shares of the Company's common stock for the participant's individual account under the Plan.

(b)   Money Purchase Pension Plan

        Non-bargaining employees of the Company age 21 and over who have been employed by the Company for one year are eligible to participate in the Company's Money Purchase Pension Plan, a defined contribution pension plan. Each year, the Company contributes a percentage of each eligible participant's compensation to an account maintained for the participant under the Plan. The Company contributed 15% for the fiscal year ended March 28, 2004, 11% for the fiscal year ended March 30, 2003 and the six-month transitional period ended March 31, 2002, and 10% for the fiscal year ended September 30, 2001. The annual compensation that was used to determine Plan benefits was capped at $200,000 for the Plan year ended March 31, 2004; this limit will be adjusted in future years under federal tax law for cost-of-living increases.

        Participant accounts are credited with the appropriate gains or losses resulting from employee-directed investments made by the Plan. A participant is fully vested after completing seven years of service. At retirement, the participant may elect to receive the amount credited to his or her account either as a lump sum, in installments or in the form of an annuity contract.

(c)   Employee Stock Ownership Plan

        Non-bargaining employees of the Company age 21 and over who have been employed by the Company for one year are eligible to participate in the Company's Employee Stock Ownership Plan. Contributions to this Plan, which are made at the discretion of the Board of Directors, are credited to individual accounts maintained for participants under the Plan.

        The Company contributed 5% of each participant's base salary for the fiscal year ended March 28, 2004, 9% for the fiscal year ended March 30, 2003 and the six-month transitional period ended March 31, 2002, and 11% for the fiscal year ended September 30, 2001. The annual compensation that was used to determine Plan benefits was capped at $200,000 for the Plan year ended March 31, 2004; this limit will be adjusted in future years under federal tax law for cost-of-living increases. In addition, the aggregate amount contributed in any one Plan year for a participant under the Money Purchase Pension Plan and the Employee Stock Ownership Plan may not exceed the lesser of 25% of compensation or $40,000.

        Participant accounts in the Employee Stock Ownership Plan are credited with the appropriate gains or losses resulting from Plan investments. A participant is fully vested after completing seven years of service. At retirement, the participant may elect to receive the amount credited to his or her account either as a lump sum or in installments.

Option/Stock Appreciation Rights Grants and Exercises in Fiscal 2004

        There were no options or stock appreciation rights granted to or exercised by the Named Executive Officers in fiscal 2004.

Director Compensation

        During fiscal 2004, the Company paid each director who was not an employee of the Company an annual retainer of $15,000, of which $6,000 was used to purchase Company common stock through the Company's Employee Stock Purchase Plan. Pursuant to the bonus provisions of the Employee Stock Purchase Plan, the Company credited an additional $4,500 to each non-employee director's account to fund the purchase of additional shares of Company common stock. The Company also paid an annual retainer of $2,500 to the chairs of the Audit Committee and the Compensation Committee. Additionally, the non-employee directors received a meeting fee of $1,000 for each Board and committee meeting attended.

Compensation Committee Interlocks and Insider Participation

        All decisions regarding compensation of executive officers of the Company during fiscal 2004 were made by the Compensation Committee of the Board of Directors. During fiscal 2004, the Compensation Committee consisted of the following directors: Duane M. Jergenson (Chair), John S. McKeon, G. Robert Gey and Daryl I. Skaar. None of the executive officers of the Company participates in any Board vote setting his or her annual salary or bonus. During fiscal 2004, none of the members of the Compensation Committee were officers or employees of the Company and there were no interlocking relationships as defined by the SEC.

SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERSHIP

        The following table contains information as of May 31, 2004 (except as otherwise noted below) concerning the beneficial ownership of the Company's common stock by all directors, the Named Executive Officers, all directors and executive officers as a group and shareholders known by the Company to beneficially own more than 5% of its common stock. Unless otherwise noted, the address for each shareholder listed below is the Company's executive offices.

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Percent of Shares
Royce & Associates, LLC	1,203,445	(b)	11.8%
Marvin E. Dee	2,274	(c)	*
G. Robert Gey	6,417		*
Dean L. Hahn	113,515	(d)	1.1%
Howard M. Hawkins.	207,720	(e)	2.0%
John R. Hawkins	62,641	(f)	*
Duane M. Jergenson	10,836		*
John S. McKeon	23,638	(g)	*
Keenan A. Paulson	6,186	(h)	*
John R. Sevenich	17,713	(i)	*
Donald L. Shipp	285,869	(j)	2.8%
Daryl I. Skaar	3,661		*
Daniel E. Soderlund	5,901	(k)	*
All directors and officers as a group (12 persons)	746,372	(l)	7.3%
Trustees, Hawkins, Inc. Employee Stock Ownership Plan and Trust	1,719,215	(m)	16.8%

*
Less than one percent.

(a)
Unless otherwise noted, all shares shown are held by shareholders possessing sole voting and investment power with respect to such shares.

(b)
Based on a Form 13F Holdings Report filed by Royce & Associates, LLC with the SEC on May 12, 2004 for the period ended March 31, 2004. The address for Royce & Associates is 1414 Avenue of the Americas, New York, NY 10019.

(c)
Does not include shares representing the beneficial interest of Mr. Dee as of March 31, 2004 in the Company's Employee Stock Ownership Plan (4,682 shares).

(d)
Includes 23,859 shares that Mr. Hahn holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing Mr. Hahn's beneficial interest as of March 31, 2004 in the Company's Employee Stock Ownership Plan (12,324 shares).

(e)
Includes 64,195 shares held by Mr. Hawkins' wife as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Includes 39,246 shares that Mr. Hawkins holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Hawkins as of March 31, 2004 in the Company's Employee Stock Ownership Plan (100,478 shares).

(f)
Includes 61,981 shares that Mr. Hawkins holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing Mr. Hawkins' beneficial interest as of March 31, 2004 in the Company's Employee Stock Ownership Plan (121,605 shares).

(g)
Includes 438 shares held by Mr. McKeon as custodian for a child as to which Mr. McKeon has sole voting and investment power, but as to which he disclaims beneficial ownership.

(h)
Includes 5,158 shares that Ms. Paulson holds jointly with her husband and 1,028 shares that Ms. Paulson holds jointly with a child as to which she shares voting and investment power. Does not include shares representing the beneficial interest of Ms. Paulson as of March 31, 2004 in the Company's Employee Stock Ownership Plan (65,431 shares).

(i)
Does not include shares representing the beneficial interest of Mr. Sevenich as of March 31, 2004 in the Company's Employee Stock Ownership Plan (21,793 shares).

(j)
Includes 107,359 shares held by Mr. Shipp's wife as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership.

(k)
Includes 5,901 shares that Mr. Soderlund holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Soderlund as of March 31, 2004 in the Company's Employee Stock Ownership Plan (13,832 shares).

(l)
Does not include shares representing the beneficial interest of the directors and officers as of March 31, 2004 in the Company's Employee Stock Ownership Plan (340,144 shares).

(m)
The trustees of the Hawkins, Inc. Employee Stock Ownership Plan and Trust are John R. Hawkins and Marvin E. Dee. Although these individuals could be deemed to beneficially own all of the shares held by this Plan as a result of their shared voting and investment power with respect to those shares, the shares have not been included in the amount of shares beneficially owned by these individuals or for all directors and officers as a group. Voting rights for shares held by the Employee Stock Ownership Plan and Trust are passed through to Plan participants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than ten percent of the Company's common stock to file initial reports of ownership and reports of changes in ownership of common stock of the Company with the SEC. Executive officers, directors and persons who beneficially own more than ten percent of the common stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations from the Company's executive officers and directors, all Section 16(a) filing requirements applicable to the Company's executive officers and directors have been satisfied, except that Keenan A. Paulson filed one untimely report for a transaction in February 2004.

APPROVAL OF THE HAWKINS, INC. 2004 OMNIBUS STOCK PLAN
(PROPOSAL 2)

        Introduction.    Effective June 17, 2004, the Company's Board of Directors authorized the adoption of the Hawkins, Inc. 2004 Omnibus Stock Plan (the "Plan"), which is attached as Appendix B to this Proxy Statement. At that time, the Board directed that the Company submit the Plan to the shareholders of the Company for approval at the Annual Meeting. If the shareholders approve the Plan, it will be effective as of June 17, 2004.

        The Compensation Committee and the Board of Directors believe that a stock-based compensation program is a key element in achieving the Company's continued financial and operational success. The Company's compensation programs have been designed to motivate representatives of the Company to work as a team to achieve the corporate goal of maximizing shareholder return.

        The descriptions set forth below are in all respects qualified by the terms of the Plan.

        Purpose.    The purpose of the Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide directors of the Company who are not employees of the Company (the "Outside Directors") with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contributions to the Company and to aid in attracting and retaining Outside Directors.

        Administration.    The Plan is administered by the Company's Compensation Committee (the "Committee"). The Committee has the authority to adopt, revise and waive rules relating to the Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Committee may delegate its responsibilities under the Plan to members of management of the Company or to others with respect to the selection and grants of awards to employees of the Company who are not officers of the Company under applicable Federal securities laws.

        The regulations under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") require that the directors who serve as members of the Committee must be "outside directors." The Plan provides that directors serving on the Committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the Committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services, other than benefits under a tax-qualified pension option plan, (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity, other than as a director, and (v) any other person who is not otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934.

        Eligibility and Number of Shares.    All employees of the Company and its affiliates and other individuals or entities that are not employees but who provide services to the Company or its affiliates in capacities such as consultants, advisors and directors are eligible to receive awards under the Plan at the discretion of the Committee. Incentive stock options under the Plan may be awarded by the Committee only to employees. There are approximately 20 employees and others who provide services to the Company, any or all of whom may be considered for the grant of awards under the Plan at the discretion of the Committee.

        The total number of shares of the Company's common stock available for distribution under the Plan is 350,000, subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. No more than 50,000 shares pursuant to stock options and no more than 50,000 shares pursuant to stock appreciation rights may be granted to any one participant under the Plan in any calendar year. Subject to this limitation, there is no limit on the number of shares in respect of which awards may be granted by the Committee to any person.

        The Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and the Company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Company unless such amendments are determined by the Committee to be materially adverse to the participant and are not required as a matter of law. Except in limited circumstances, the Committee may not reduce the exercise price of stock options and stock appreciation rights without shareholder approval. Any shares of the Company's common stock subject to awards under the Plan which are not used because the terms and conditions of the awards are not met may be reallocated as though they had not previously been awarded, unless such shares were used to calculate the value of stock appreciation rights which have been exercised.

        Types of Awards.    The types of awards that may be granted under the Plan include restricted and unrestricted stock, incentive and nonstatutory stock options, stock appreciation rights, performance units and other stock-based awards. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, such awards will be exercisable by the participants at such times as are determined by the Committee. Except as noted below, during the lifetime of a person to whom an award is granted, only that person, or that person's legal representative, may exercise an option or stock appreciation right, or receive payment with respect to any other award. Generally, no award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a successor in the event of a participant's death or pursuant to a qualified domestic relations order. However, the Committee may provide that an award, other than incentive stock options, may be transferable to members of the participant's immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the participant does not receive any consideration for the transfer.

        In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of each type of award that may be granted to an employee, and in some cases, a consultant, advisor or director, under the Plan are as follows:

        Restricted and Unrestricted Stock and Other Stock-Based Awards.    The Committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. The Company's common stock granted to participants may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted common stock will have all other rights of a shareholder, including without limitation, voting and dividend rights.

        Incentive and Nonstatutory Stock Options.    Both incentive stock options and nonstatutory stock options may be granted to participants at such exercise prices as the Committee may determine, provided that the exercise price of incentive stock options shall be not less than 100% of the fair market value of the underlying stock as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that unless applicable Federal tax laws are modified, (i) no incentive stock options may be granted more than 10 years after the effective date of the Plan, (ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant and (iii) the aggregate fair market value of the shares of the Company's common stock with respect to which incentive stock options held by an employee under the Plan and any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns 10% or more of the outstanding shares of the Company.

        The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock, as determined by the Committee. The Committee may permit optionees to simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The Committee may provide, at or after the grant of a stock option, that a Plan participant who surrenders shares of stock in payment of an option shall be granted a new incentive or nonstatutory stock option covering a number of shares equal to the number of shares so surrendered. The Committee may prevent participants from purchasing options in any manner that could have adverse financial accounting consequences for the Company.

        Stock Appreciation Rights.    The value of a stock appreciation right granted to a participant is determined by the appreciation in the Company's common stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of the Company's common stock to which the right relates determined as of the date the stock appreciation right is granted. Payments with respect to stock appreciation rights may be paid in cash, shares of the Company's common stock or a combination of cash and shares as determined by the Committee.

        Performance Units.    The Committee may grant performance units to participants which entitle them to receive a payment in cash, the Company's common stock or both upon the attainment of performance targets specified by the Committee. The performance targets may include those relating to one or more of the Company's or a group's, unit's, affiliate's or individual's performance.

        Acceleration of Awards, Lapse of Restrictions, Termination of Employment, Forfeiture. The Committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of options, stock appreciation rights and other awards, and acceleration of performance cycles and adjusted targets and payments on performance units, in the event of certain fundamental changes in the corporate structure of the Company, the death of the participant or such other events as the Committee may determine.

        In the event of the death or disability of a participant, options and stock appreciation rights that were not previously exercisable will become immediately exercisable in full if the participant was continuously employed by the Company and its affiliates between the date the options or stock appreciation rights were granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death. If a participant's employment or other relationship with the Company, including service as a director, terminates for any reason other than death or disability, then any option or stock appreciation right that has not expired shall remain exercisable for three months after termination of the participant's employment or other relationship with the Company, but, unless otherwise provided in the agreement, only to the extent such option or stock appreciation right was exercisable prior to termination of such participant's employment or other relationship with the Company. No award may be exercised after its term has expired.

        Unless otherwise provided in an agreement, if a participant's employment or other relationship with the Company and its affiliates terminates due to death or disability, the participant shall be entitled to receive (i) a number of shares of restricted stock under outstanding awards that has been prorated for the portion of the term of the award during which the participant was employed by the Company or its affiliates, and all restrictions will lapse with respect to such shares, and (ii) a payment with respect to performance units at the end of the performance cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period and prorated for the portion of the performance cycle during which the participant was employed by the Company or its affiliates.

        The Committee may condition a grant upon the participant's agreement that in the event of certain occurrences, which may include a participant's competition with, unauthorized disclosure of confidential information of, or violation of the applicable business ethics policy or business policy of the Company or any of its affiliates, the awards paid to the participant within six months prior to the termination of employment of the participant (or their economic value) may be subject to forfeiture at the Committee's option.

        Adjustments, Modifications, Cancellations.    The Plan gives the Committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards and the exercise price of outstanding options and stock appreciation rights in the event of mergers, recapitalizations, stock dividends, stock splits or other relevant changes. The Plan also gives the Board the right to terminate, suspend or modify the Plan, except that amendments to the Plan are subject to shareholder approval if needed to comply with the incentive stock option provisions of Federal tax laws. Under the Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the participants in the event of certain dissolutions, liquidations, mergers, statutory share exchanges or other similar events involving the Company.

        Federal Tax Considerations.    The Company has been advised by its counsel that awards made under the Plan generally will result in the following tax consequences for United States citizens under current United States Federal income tax laws:

          Restricted and Unrestricted Stock. Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction when the restrictions have been removed or expire and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

          With respect to awards of unrestricted stock, (a) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

          When the participant disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

          Incentive Stock Options.    A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss a recipient realizes will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods.

          Except in the event of death, if shares acquired upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding periods (a "disqualifying disposition"), the participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the participant will be treated as having made a disqualifying disposition of such shares and the tax consequences of such disqualifying disposition will be as described above.

          The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a nonstatutory stock option, the tax consequences of which are discussed below.

          Nonstatutory Stock Options.    A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any nonstatutory stock option is granted under the Plan. When a participant exercises a nonstatutory stock option, the participant will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss the participant realizes will be a capital gain or loss.

          Stock Appreciation Rights.    Generally (i) the participant will not realize income upon the grant of a stock appreciation right, (ii) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction, when cash, shares of common stock or a combination of cash and shares are delivered to the participant upon exercise of a stock appreciation right and (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right are the same as described above with respect to a disposition of unrestricted shares.

          Performance Units.    A participant receiving performance units will not recognize income, and the Company will not be allowed a tax deduction, at the time such award is granted. When a participant receives payment of performance units, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and the Company will be entitled to a corresponding tax deduction at that time.

          Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

          Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders. The Company intends that any stock options granted to covered employees will qualify as "performance-based compensation" for purposes of Section 162(m), thereby preserving any available corporate compensation deductions attributable to such options.

          Withholding. The Plan permits the Company to withhold from cash awards, and to require a participant receiving common stock under the Plan to pay the Company in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender to the Company of shares then owned by the participant.

        Voting Requirements, Recommendation.    The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on this item and present in person or by proxy at the Annual Meeting is required for approval of the Plan. Proxies solicited by the Board will be voted for approval of the proposal, unless shareholders specify otherwise in their proxies.

        For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the Plan is considered to be present and entitled to vote on the approval of the Plan at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the Plan shall not be considered present and entitled to vote on the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE HAWKINS, INC. 2004 OMNIBUS STOCK PLAN.

OTHER MATTERS

        The Company's management does not know of any other business which will be presented for consideration at the Annual Meeting. If, however, any other business does properly come before the Annual Meeting, proxies will be voted in accordance with the judgment of the person or persons acting under them as to what is in the best interests of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP, independent certified public accountants, has been the auditors of the Company since 1971. It has been retained by the Audit Committee of the Board of Directors as the Company's auditors for the current fiscal year.

        Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting with the opportunity to make a statement if they desire. They will be available to respond to appropriate questions.

PROPOSALS BY SHAREHOLDERS

        In order for a shareholder proposal to be considered for inclusion in the Company's proxy statement for next year's Annual Meeting, the written proposal must be received by the Company at its principal executive office no later than March 25, 2005. Any such proposals also must comply with the rules and regulations of the SEC regarding the inclusion of shareholder proposals in company sponsored proxy materials. In order for a shareholder proposal to be raised from the floor during next year's Annual Meeting (without being included in the proxy materials), written notice of the proposal must be received by the Company no later than June 8, 2005. The persons named as proxies by the Company for that meeting will have discretionary authority to vote on any shareholder proposal for which such notice is not properly received by the Company and as otherwise permitted pursuant to the SEC's rules and regulations regarding the voting of proxies. Any director nominations made by shareholders also must comply with the relevant provisions set forth in Article I of the Company's

By-laws, as described under the caption "Election of Directors—Nominating Process" elsewhere in this Proxy Statement. A copy of the By-laws has been filed with the SEC and is available on the SEC's website (www.sec.gov) or may be obtained by sending a written request to the Secretary at the Company's headquarters.

FORM 10-K

        The Company's 2004 Annual Report on Form 10-K for the fiscal year ended March 28, 2004, including financial statements, is being mailed with this Proxy Statement. Shareholders who wish to obtain an additional copy of the Company's Annual Report on Form 10-K for fiscal 2004 may do so without charge by writing to: Hawkins, Inc., 3100 East Hennepin Avenue, Minneapolis, Minnesota 55413, Attention: Corporate Secretary. The Annual Report on Form 10-K, as well as other Company reports, are also available on the SEC's website (www.sec.gov).

Dated: July 23, 2004.	BY ORDER OF THE BOARD OF DIRECTORS
MARVIN E. DEE, SECRETARY

Appendix A

Hawkins, Inc.
Charter of the Audit Committee of the Board of Directors
Adopted on February 20, 2004

Purpose

        The purpose of the Audit Committee (the "Audit Committee") of the board of directors (the "Board") of Hawkins, Inc. (the "Company") is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

Composition

        The Audit Committee shall consist of at least three directors, each of whom:

  (a)
  shall be "independent" as that term is defined under the listing standards of the National Association of Securities Dealers;

  (b)
  shall meet the criteria of independence under the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules adopted by the Securities and Exchange Commission (the "SEC") pursuant to the Sarbanes-Oxley Act;

  (c)
  shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment;

  (d)
  shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to such member's appointment to the Audit Committee; and

  (e)
  shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

        At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        The Audit Committee shall also endeavor to have at all times on the Audit Committee at least one member who satisfies the definition of an "audit committee financial expert" as defined by the SEC.

        Audit Committee members may be removed or replaced by the Board from time to time in its discretion.

        The Board shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Audit Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board.

Responsibilities and Duties

        In carrying out its responsibilities, the Audit Committee believes that its policies and procedures should remain flexible in order to best react to changing circumstances. The primary duties and responsibilities of the Audit Committee shall be as follows:

Oversight of Independent Auditor

1.
Be directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

2.
Pre-approve all audit services and permissible non-audit services by the Company's independent auditor.

3.
Review and discuss representations from the independent auditor regarding:

•
critical accounting policies and practices to be used;

•
alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•
other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4.
Ensure regular rotation of the lead and concurring audit partners and other significant audit partners of the Company's independent auditor as required by law.

5.
Obtain and review a report from the independent auditor at least annually regarding all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

6.
Evaluate the qualifications, performance and independence of the independent auditor, including:

•
actively engaging in a dialogue with the independent auditor regarding any relationship or services that may impact the auditor's objectivity and independence;

•
at least annually, evaluating the independence of the auditor, including assessing whether all relationships between the independent auditor and the Company and the provisions of permissive non-audit services are compatible with maintaining the auditor's independence;

•
considering whether the independent auditor's quality controls are adequate; and

•
reviewing and evaluating the qualifications and performance of the Company's independent auditor.

7.
On an annual basis, review the independent auditor's audit plan and discuss scope, staffing, locations, reliance upon management and general audit approach.

8.
Review with the independent auditor any audit problems or difficulties the auditor may have encountered and management's response thereto. Such reviews should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

9.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 related to the conduct of the audit.

10.
Confirm that the none of the audit partners earn or receive compensation based on procuring engagements with the Company for providing products or services, other than audit, review or attest services.

Oversight of Financial Reporting and Disclosure Matters

11.
Review and discuss with management and the independent auditor the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

12.
Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

13.
Discuss with management and the independent auditor:

•
material financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

•
any material changes, including proposed changes, in the Company's selection or application of accounting principles;

•
any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data;

•
the independent auditor's attestation of management's report on internal controls; and

•
any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

14.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, prior to public release.

15.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

16.
Review any significant reports to management prepared by the independent auditor or the internal audit personnel and management's responses.

17.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

Oversight of Compliance and Regulatory Matters

18.
Establish and review periodically procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the Company's outside counsel and anyone in the Company.

19.
Discuss with the independent auditor and management any other matters covered by Section 10A of the Securities Exchange Act of 1934 as determined necessary or appropriate by the Audit Committee to ensure compliance.

Other Responsibilities

20.
Approve all related party transactions of the Company. The term "related party transaction" shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

21.
Review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, and the performance and independence of the Company's independent auditor.

22.
Perform any other activities consistent with this Audit Committee Charter, the Company's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Committee Administration

23.
Prepare the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

24.
Meet periodically with management and the independent auditor in separate executive sessions.

25.
Review the Audit Committee's own performance annually.

26.
Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board and have the Audit Committee Charter published at least every three years in accordance with SEC regulations.

27.
Retain independent counsel and other legal, accounting or other advisors as the Audit Committee determines necessary to carry out its duties. The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee and for payment of ordinary administrative expenses that are necessary for the Audit Committee to carry out its duties.

        The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management or the independent auditor. While the Audit Committee has the responsibilities set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and independent auditor.

        To the extent permissible under applicable laws and regulations, the Audit Committee may delegate its responsibilities to one or more members of the Audit Committee.

Meetings

        The Audit Committee shall meet at least four times annually, and special meetings shall be called as necessary.

        The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

        All meetings of the Audit Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes and presentations of each meeting and other Audit Committee correspondence shall be duly filed in the Company's records. A majority of the members of the Audit Committee shall constitute a quorum of the Audit Committee.

APPENDIX B

HAWKINS, INC.
2004 OMNIBUS STOCK PLAN

        1.     Purpose. The purpose of the Hawkins, Inc. 2004 Omnibus Stock Plan (the "Plan") is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors.

        2.     Definitions.

          2.1   The capitalized terms used elsewhere in the Plan have the meanings set forth below.

            (a)   "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions.

            (b)   "Agreement" means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

            (c)   "Award" or "Awards" means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

            (d)   "Board" means the Board of Directors of the Company.

            (e)   "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

            (f)    "Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1 of the Plan and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

            (g)   "Company" means Hawkins, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

            (h)   "Effective Date" means the date specified in Section 12.1 of the Plan.

            (i)    "Employee" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

            (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

            (k)   "Exchange Act Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

            (l)    "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan:

              (i)    the closing sale price of a Share on such date, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

                (A)  on the composite tape for New York Stock Exchange listed shares, or

                (B)  if the Shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, or

                (C)  if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or any system then in use, or

              (ii)   if clause (i) is inapplicable, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

              (iii)  if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

            However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date." In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 16 of the Plan.

            (m)  "Fundamental Change" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

            (n)   "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

            (o)   "Insider" as of a particular date means any person who, as of that date, is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

            (p)   "Non-Employee Director" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

            (q)   "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

            (r)   "Option" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

            (s)   "Outside Director" means a director who is not an Employee.

            (t)    "Participant" means a person or entity to whom an Award is or has been made in accordance with the Plan.

            (u)   "Performance Cycle" means the period of time as specified in an Agreement over which Performance Units are to be earned.

            (v)   "Performance Units" means an Award made pursuant to Section 11 of the Plan.

            (w)  "Plan" means this Hawkins, Inc. 2004 Omnibus Stock Plan, as may be amended and in effect from time to time.

            (x)   "Restricted Stock" means Stock granted under Section 7 of the Plan so long as such Stock remains subject to one or more restrictions.

            (y)   "Section 16" or "Section 16(b)" means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

            (z)   "Share" means a share of Stock.

            (aa) "Stock" means the common stock, par value $.05 per share, of the Company.

            (bb) "Stock Appreciation Right" means a right, the value of which is determined in relation to the appreciation in value of Shares, pursuant to an Award granted under Section 10 of the Plan.

            (cc) "Subsidiary" means a "subsidiary corporation," as that term is defined in Code Section 424(f) or any successor provision.

            (dd) "Successor" with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased, the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant's death.

            (ee) "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

            (ff)  "Transferee" means any member of the Participant's immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

          2.2   Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

        3.     Administration and Indemnification.

          3.1   Administration.

            (a)   The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors and, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

            (b)   Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

            (c)   To the extent within its discretion and subject to Sections 15 and 16 of the Plan, the Committee may amend the terms and conditions of any outstanding Award. Notwithstanding the foregoing, except for adjustments pursuant to Section 16 of the Plan, the Committee shall not reprice any Options or Stock Appreciation Rights unless such action is approved by the Company's shareholders. For purposes of the Plan, the term "reprice" shall mean the reduction, directly or indirectly, in the per-share exercise price of an Option or Stock Appreciation Right issued under the Plan by amendment, cancellation or substitution.

            (d)   The Plan and all Awards granted pursuant to it shall be administered by the Committee to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

            (e)   The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

          3.2   Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        4.     Shares Available Under the Plan.

            (a)   The number of Shares available for distribution under the Plan shall not exceed 350,000 (subject to adjustment pursuant to Section 16 of the Plan).

            (b)   Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan; provided however, that Shares with respect to which a Stock Appreciation Right has been exercised whether paid in cash and/or in Shares may not again be awarded under the Plan.

            (c)   Any unexercised or undistributed portion of any terminated, expired, exchanged or forfeited Award shall be available for further Awards.

            (d)   For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

              (i)    each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

              (ii)   an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

              (iii)  where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award; and

              (iv)  where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

            Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

            (e)   No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

            (f)    The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 50,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 50,000.

        5.     Eligibility. Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to "employed," "employment" or similar terms (except "Employee") shall include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

        6.     General Terms of Awards.

          6.1   Amount of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

          6.2   Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant's death or retirement. Acceleration of the Performance Cycle of the Performance Units will be subject to Section 11.2 of the Plan.

          6.3   Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Units or other Award (excluding Stock without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant's death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to "Participant" shall mean the original grantee of an Award and not any Transferee.

          6.4   Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant's termination of employment, the following provisions shall apply:

            (a)   Options and Stock Appreciation Rights.

              (i)    If a Participant's employment or other relationship with the Company and its Affiliates terminates because of the Participant's death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant's employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and a date not more than three months prior to such death, and may be exercised by the Participant's Successor at any time, or from time to time, within one year after the date of the Participant's death.

              (ii)   If a Participant's employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant's employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such disability, and the Participant or the Participant's Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant's disability.

              (iii)  If a Participant's employment or other relationship with the Company and its Affiliates terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant's employment or other relationship with the Company and its Affiliates, whichever occurs later, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant's termination of employment or other relationship with the Company and its Affiliates.

              (iv)  Notwithstanding Sections 6.4(a)(i), (ii) and (iii) of the Plan, in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6.4(i), (ii) and (iii) of the Plan, except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

            (b)   Performance Units. If a Participant's employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to the Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant's employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.

            (c)   Restricted Stock Awards. Unless otherwise provided in the Agreement, in case of a Participant's death or disability, the Participant shall be entitled to receive a number of Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant's termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.

          6.5   Rights as Shareholder. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

        7.     Restricted Stock Awards.

            (a)   An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

            (b)   Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

            (c)   The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

            (d)   A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

        8.     Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

        9.     Stock Options.

          9.1   Terms of All Options.

            (a)   An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement.

            (b)   The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, by delivery or tender of Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Provided, however, that a Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

            (c)   The Committee may provide, in an Agreement or otherwise, that a Participant who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option ("Reload Option"). Unless otherwise provided in the Agreement, a Participant, in order to be entitled to a Reload Option, must pay with Shares that have been owned by the Participant for at least the preceding 180 days.

            (d)   Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

          9.2   Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

            (a)   the purchase price of each Share subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Section 19 of the Plan);

            (b)   the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent any Option granted to a Participant exceeds this limit the Option shall be treated as a Non-Statutory Stock Option;

            (c)   an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

            (d)   the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option; and

            (e)   notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

        10.   Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its

Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

        11.   Performance Units.

          11.1 Initial Award.

            (a)   An Award of Performance Units under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include, without limitation, targets relating to one or more of the Company's or a group's, unit's, Affiliate's or an individual's performance. The Agreement may establish that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

            (b)   Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

          11.2 Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Section 16 of the Plan. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

        12.   Effective Date and Duration of the Plan.

          12.1 Effective Date. The Plan shall become effective as of June 17, 2004, provided that the Plan is approved by the requisite vote of shareholders at the 2004 Annual Meeting of Shareholders or any adjournment thereof.

          12.2 Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Section 15 of the Plan, or June 16, 2014, (the "Termination Date"); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.

        13.   Plan Does Not Affect Employment Status.

            (a)   Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

            (b)   Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

        14.   Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

        15.   Amendment, Modification and Termination of the Plan.

            (a)   The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in Sections 3.1(c) and 15(b) of the Plan, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

            (b)   No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 16 of the Plan does not adversely affect these rights.

        16.   Adjustment for Changes in Capitalization. Subject to any required action by the Company's shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding, (iv) in the Option price as to any outstanding Options and (v) in the exercise price as to any outstanding Stock Appreciation Rights, may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Section 17 of the Plan), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

        17.   Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

            (a)   if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

            (b)   at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 10 of the Plan, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

        18.   Forfeitures. An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant's termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee's right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant's termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or any Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

        19.   Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        20.   Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

        21.   Limits of Liability.

            (a)   Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

            (b)   Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

        22.   Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges and markets on which the Company's Shares may, at the time, be listed.

        23.   Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferred amounts.

        24.   Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

        25.   Beneficiary Upon Participant's Death. To the extent that the transfer of a Participant's Award at his or her death is permitted under an Agreement, a Participant's Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

        26.   Requirements of Law.

            (a)   To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

            (b)   If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

- Please detach here -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1.

1.	Election of directors:	01 John R. Hawkins 02 Howard M. Hawkins 03 Dean L. Hahn 04 Donald L. Shipp	05 John S. McKeon 06 Duane M. Jergenson 07 G. Robert Gey 08 Daryl I. Skaar	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: to withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.
2.	To approve the Hawkins, Inc. 2004 Omnibus Stock Plan.	☐	For	☐	Against	☐	Abstain
3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box
(Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

HAWKINS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, August 17, 2004
3:00 p.m., Central Daylight Time

Four Points Sheraton Hotel
1330 Industrial Boulevard
Minneapolis, Minnesota

HAWKINS, INC. 3100 East Hennepin Avenue Minneapolis, Minnesota 55413	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on August 17, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposal 2.

By signing the proxy, you revoke all prior proxies and appoint John R. Hawkins and Marvin E. Dee, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

QuickLinks

SOLICITATION
REVOCATION AND VOTING OF PROXY
OUTSTANDING SHARES AND VOTING RIGHTS
ELECTION OF DIRECTORS (PROPOSAL 1)
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT AUDITORS' FEES
COMPENSATION COMMITTEE REPORT ON ANNUAL COMPENSATION
COMPARATIVE STOCK PERFORMANCE GRAPH
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL OF THE HAWKINS, INC. 2004 OMNIBUS STOCK PLAN (PROPOSAL 2)
OTHER MATTERS
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSALS BY SHAREHOLDERS
FORM 10-K
  Appendix A
Hawkins, Inc. Charter of the Audit Committee of the Board of Directors Adopted on February 20, 2004
  APPENDIX B
HAWKINS, INC. 2004 OMNIBUS STOCK PLAN